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                                   EXHIBIT 5
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        [LETTERHEAD OF AKERMAN, SENTERFITT & EIDSON, P.A. APPEARS HERE]

                                 April 18, 1996


Bush Industries, Inc.
One Mason Drive
Jamestown, New York  14702


     RE:   REGISTRATION STATEMENT ON FORM S-8
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Gentlemen:

     We are special counsel to Bush Industries, Inc., a Delaware corporation (the "Company"), and our opinion has been requested with respect to the inclusion of an aggregate 450,885 shares of the Company's Class A Common Stock (the "Shares") in a Registration Statement on Form S-8, of which 446,387 Shares are issuable upon exercise of stock options issued in accordance with and under the terms of the Bush Industries, Inc. 1985 Stock Plan and the Bush Industries, Inc. 1985 Incentive Stock Option Plan (collectively, the "Plans"). An aggregate 4,498 Shares have been issued under the Plans to certain Officers and Directors of the Company, and to certain of their spouses who are also employees of the Company.

     This opinion has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions dated April 8, 1991, issued by the Business Law Section of The Florida Bar, 46 The Business Lawyer, No. 4 (the
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"Report").  The Report is incorporated by reference into this opinion.

     Based upon the foregoing, it is our opinion that the outstanding Shares included in the Registration Statement on Form S-8 have been duly authorized and are validly issued, and with respect to an aggregate 446,387 Shares issuable upon exercise of outstanding stock options, such Shares have been duly authorized and when issued upon payment therefor in accordance with the terms of the options granted under the Plans, will be validly issued, fully paid and non-assessable.

     In rendering this opinion, we advise you that members of this Firm are members of the Bar of the State of Florida, and we express no opinion herein concerning the applicability or effect of any
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Bush Industries
April 18, 1996
Page 2

laws of any other jurisdiction, except the securities laws of the United States of America referred to herein, and the general corporation laws of the State of Delaware.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement on Form S-8 relating to the Shares, as filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission.



                              Very truly yours,

                              /s/ AKERMAN, SENTERFITT & EIDSON, P.A.

                              Akerman, Senterfitt & Eidson, P.A.